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                                                                   EXHIBIT 10.11
                     Secured Full Recourse Promissory Note
                     -------------------------------------


                             Sunnyvale, California


$1,643,355                                                       January 3, 2000

Reference is made to that certain Restricted Stock Purchase Agreement (the "Purchase Agreement") of even date herewith, by and between the undersigned (the "Purchaser") and Chain Link Technologies, Inc., a Delaware corporation (the "Company"). This Secured Full Recourse Promissory Note (the "Note") is being tendered by Purchaser to the Company as part of the total purchase price of the Shares (as defined below) pursuant to the Purchase Agreement.

          1.   Obligation.  In exchange for the issuance to the Purchaser
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pursuant to the Purchase Agreement of One Million Six Hundred Forty-Five
Thousand (1,645,000) shares of the Company's Common Stock (the "Shares"), receipt of which is hereby acknowledged, Purchaser hereby promises to pay to the order of the Company on the earlier of (i) the date on which a portion or all of the Shares are sold or transferred or (ii) January 3, 2004, at the Company's principal place of business located at 1314 Chesapeake Terrace, Sunnyvale, California 94089, or at such other place as the Company may direct, (a) the total purchase price (paid by Purchaser under the Purchase Agreement) for such Shares sold or transferred pursuant to (i) above (up to a maximum of 1,643,555 Shares) or (b) the principal sum of One Million Six Hundred Forty-Three Thousand Three Hundred Fifty-Five Dollars ($1,643,355.00) pursuant to (ii) above (or such lesser principal sum that may be outstanding as a result of payments made by Purchaser in connection with the sale or transfer of Shares), together with interest compounded annually on the unpaid principal at the rate of 6.21%, which rate is not less than the minimum rate established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, on the earliest date on which there was a binding contract in writing for the purchase of the Shares; provided, however, that the rate at which interest will accrue on unpaid
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principal under this Note will not exceed the highest rate permitted by applicable law. All payments hereunder shall be made in lawful tender of the United States.

          2.   Security.  Performance of Purchaser's obligations under this Note
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is secured by a security interest in the Shares granted to the Company by
Purchaser under a Stock Pledge Agreement dated of even date herewith between the Company and Purchaser (the "Pledge Agreement").

          3.   Events of Default.  Purchaser will be deemed to be in default
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under this Note upon the occurrence of any of the following events (each an
"Event of Default"): (i) upon Purchaser's failure to make any payment when due under this Note; (ii) Purchaser is no longer employed by the Company (as defined in the Purchase Agreement); (iii) the failure of any representation or warranty in the Pledge Agreement to have been true, the failure of Purchaser to perform any obligation under the Pledge Agreement, or upon any other breach by the Purchaser of the Pledge Agreement; (iv) any voluntary or involuntary transfer of any of the Shares or any interest therein (except a transfer to the Company);
(v) upon the filing regarding the Purchaser of any voluntary or involuntary petition for relief under the United States Bankruptcy Code or the initiation of any proceeding under federal law or law of any other jurisdiction for the general

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relief of debtors; or (vi) upon the execution by Purchaser of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of Purchaser's assets or property.

          4.   Acceleration; Remedies On Default.  Upon the occurrence of any
               ---------------------------------
Event of Default, at the option of the Company, all principal and other amounts owed under this Note shall become immediately due and payable without notice or demand on the part of the Company, and the Company will have, in addition to its rights and remedies under this Note, the Pledge Agreement, full recourse against any real, personal, tangible or intangible assets of Purchaser, and may pursue any legal or equitable remedies that are available to it.

          5.   Rule 144 Holding Period.  PURCHASER UNDERSTANDS THAT THE HOLDING
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PERIOD SPECIFIED UNDER RULE 144(d) OF THE SECURITIES AND EXCHANGE COMMISSION
WILL NOT BEGIN TO RUN WITH RESPECT TO SHARES PURCHASED WITH THIS NOTE UNTIL EITHER (i) THE EXERCISE PRICE OF SUCH SHARES IS PAID IN FULL IN CASH OR BY OTHER PROPERTY ACCEPTED BY THE COMPANY, OR (ii) THIS NOTE IS SECURED BY COLLATERAL, OTHER THAN THE SHARES THAT HAVE NOT BEEN FULLY PAID FOR IN CASH, HAVING A FAIR MARKET VALUE AT LEAST EQUAL TO THE AMOUNT OF PURCHASER'S THEN OUTSTANDING OBLIGATION UNDER THIS NOTE (INCLUDING ACCRUED INTEREST).

          6.   Prepayment.  Prepayment of principal and/or other amounts owed
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under this Note may be made at any time without penalty.  Unless otherwise agreed in writing by the Company, each payment will be applied to the extent of available funds from such payment in the following order: (i) first to the accrued and unpaid costs and expenses under the Note or the Pledge Agreement,
(ii) then to accrued but unpaid interest, and (iii) lastly to the outstanding principal.

          7.   Governing Law; Waiver.  The validity, construction and
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performance of this Note will be governed by the internal laws of the State of
California, excluding that body of law pertaining to conflicts of law. Purchaser hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence.

          8.   Attorneys' Fees.  If suit is brought for collection of this Note,
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Purchaser agrees to pay all reasonable expenses, including attorneys' fees, incurred by the holder in connection therewith whether or not such suit is prosecuted to judgment.

          IN WITNESS WHEREOF, Purchaser has executed this Note as of the date and year first above written.


Bryan Plug                               /s/ Bryan Plug
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Purchaser's Name [type or print]         Purchaser's Signature

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